EXHIBIT 23J(1) - OPINION AND CONSENT OF SANVILLE & COMPANY


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        We consent to the use of our report, dated December 31, 2000, on the annual financial statements and financial highlights of The Water Fund which is incorporated by reference into PEA # 6 and PEA # 7, Post Effective Amendments to the Registration Statements under the Securities Act of 1933 of ATC Funds, Inc.


Abington, Pennsylvania
/s/ Sanville & Company
November 9, 2001
Certified Public Accountants